CONSENT OF  INDEPENDENT  AUDITORS
     We consent to the reference to our firm under the captions 'Financial Highlights' and 'Independent Auditors' and to the incorporation by reference of our report dated October 18, 2000 in this Registration Statement (Form N-1A No. 33-79708) of The Saratoga Advantage Trust



/s/ Ernst & Young LLP

New York, New York
December 21, 2000